EXHIBIT 99

FOR IMMEDIATE RELEASE
March 6, 2007

Contact:     Martin A. Thomson
             Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
              (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                     ANNOUNCES FOURTH QUARTER 2006 EARNINGS


Alpena, Michigan - (March 6, 2007) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported a consolidated net loss of $174,000, or $0.06 per basic and diluted share, for the quarter ended December 31, 2006, compared to net income of $237,000, or $0.08 per basic and diluted share, for the quarter ended December 31, 2005.

Consolidated net income for the twelve months ended December 31, 2006 was $463,000, or $0.15 per basic and diluted share, compared to net income of $442,000, or $0.14 per basic and diluted share, for the twelve months ended December 31, 2005.

Earnings-per-share was calculated based on weighted average outstanding shares of 3,034,999 and 3,081,525 for the three and twelve month periods ended December 31, 2006, respectively and 3,112,414 and 3,094,960 for the three and twelve month periods ended December 31, 2005, respectively.


Financial Condition

Total assets of the Company at December 31, 2006 were $281.0 million, a decrease of $1.6 million, or 0.57%, over assets of $282.6 million at December 31, 2005. The ratio of total nonperforming assets to total assets was 1.24% at December 31, 2006 compared to 1.57% at December 31, 2005.

Stockholders' equity decreased to $35.5 million at December 31, 2006 from $36.6 million at December 31, 2005, a decline of $1.1 million. During the year ended December 31, 2006, the Company repurchased 156,000 shares of its common stock at a total cost of $1,600,000. Total dividends for the year ended December 31, 2006 were $614,000. The unrealized loss on available for sale securities, net of tax, was $264,000 at December 31, 2006 as compared to $458,000 at December 31, 2005, an improvement of $194,000. The cumulative loss in value on securities is due to interest rates and is not considered by management to be other than temporary.

Results of Operations

Interest income increased to $4.3 million for the three months ended December 31, 2006 from $3.9 million for the same period ended December 31, 2005. Interest income for the twelve months ended December 31, 2006 increased to $17.2 million from $15.1 million for the twelve months ended December 31, 2005. The increase in interest income was due primarily to an increase in average balances of higher-yielding non-mortgage loans of $13.3 million from December 31, 2005 to December 31, 2006, reflecting the Company's continued emphasis on commercial lending, and an increase in the yield on those loans from 6.97% to 7.97% over the same period reflecting higher market interest rates.

Interest expense increased to $2.3 million for the three months ended December 31, 2006 from $1.8 million for the three months ended December 31, 2005. Interest expense for the twelve months ended December 31, 2006 increased to $8.6 million from $6.7 million for the twelve months ended December 31, 2005. This increase was due in part to an increase in the cost of deposits of 66 basis points from December 31, 2005 to December 31, 2006, reflecting continued increasing upward market pressure on deposit rates. In addition, the average balance of FHLB advances increased $10.6 million to $61.9 million from December 31, 2005 to December 31, 2006, and the cost of those advances increased 34 basis points to 4.96% from December 31, 2005 to December 31, 2006.

The Company's net interest margin for the three and twelve months ended December 31, 2006 was 3.05% and 3.24% as compared to 3.34% and 3.30% for the three and twelve months ended December 31, 2005, respectively. The Company's interest rate spread decreased from 2.94% and 2.98% for the three and twelve months ended December 31, 2005 to 2.61% and 2.83% for the twelve months ended December 31, 2006, respectively.

The provision for loan losses for the three and twelve month periods ended December 31, 2006 were $433,000 and $852,000, respectively, as compared to $102,000 and $368,000 for the prior year period. These increases reflected an increase in classified assets due to the current economic conditions in the northern Michigan market, especially reflected in declining real estate values.

Non-interest expense increased to $3.0 million for the quarter ended December 31, 2006 from $2.8 million for the same period in 2005. Non-interest expense decreased to $11.5 million for the twelve months ended December 31, 2006 from $11.8 million for the twelve months ended December 31, 2005. There were two main reasons for the increase from the last three months of 2005 to the last three months of 2006: amortization of intangible assets and professional services. Amortization of intangible assets related to the 2003 purchase of the Company's insurance subsidiary increased to $125,000 from $94,000 period over period due to shortening of the amortization period of an exclusive agency contract, effective January 1, 2006. Professional services increased period over period due to expenses in the quarter ended December 31, 2006 for commercial loan review, internal audit services and Sarbanes-Oxley Section 404 information technology controls documentation. In addition, the Company contracted for temporary commercial credit administration services in the last three months of 2006.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet

                                                                            December 31, 2006  December 31, 2005
---------------------------------------------------------------------------------------------  -----------------
                                                                                 (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks ..........................................      $   4,159,833   $   4,497,629
Overnight deposits with FHLB .............................................            832,968         281,565
                                                                                -------------    ------------
Total cash and cash equivalents ..........................................          4,992,801        4,779,194
Securities AFS  ..........................................................         43,100,430       53,411,609
Securities HTM ...........................................................          1,750,000        1,775,000
Loans held for sale ......................................................             72,000                -
Loans receivable, net of allowance for loan losses of $2,079,069 and
  $1,415,764 as of December 31, 2006 and December 31, 2005,
  respectively ...........................................................        209,518,068      201,183,076
Foreclosed real estate and other repossessed assets ......................            475,312          434,823
Real estate held for investment ..........................................            135,543          352,136
Federal Home Loan Bank stock, at cost ....................................          4,196,900        4,765,000
Premises and equipment ...................................................          8,075,238        7,392,207
Accrued interest receivable ..............................................          2,138,667        1,601,691
Intangible assets ........................................................          2,589,463        3,088,986
Goodwill .................................................................          1,396,854        1,349,854
Other assets .............................................................          2,517,548        2,441,195
                                                                                -------------   --------------
Total assets .............................................................      $ 280,958,824   $  282,574,771
                                                                                =============   ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits .................................................................      $ 177,057,993   $ 188,734,743
Advances from borrowers for taxes and insurance ..........................             44,389          27,709
Federal Home Loan Bank advances & Note Payable ...........................         66,042,134      54,403,622
Accrued expenses and other liabilities ...................................          2,361,573       2,759,111
                                                                                -------------   -------------

Total liabilities ........................................................        245,506,089     245,925,185
                                                                                -------------   -------------

Commitments and contingencies ............................................                  -               -

Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,190,999 and 3,115,100 shares issued, respectively)....................             31,910          31,155
Treasury Stock at cost (156,000 shares)...................................         (1,565,359)              -
Additional paid-in capital ...............................................         24,284,607      23,560,462
Retained earnings  .......................................................         14,576,468      14,703,130
Unallocated ESOP .........................................................         (1,059,130)     (1,186,940)
Unearned Compensation ....................................................           (551,856)              -
Accumulated other comprehensive loss......................................           (263,904)       (458,221)
                                                                                -------------   -------------
Total stockholders' equity ..............................................          35,452,735      36,649,586
                                                                                -------------   -------------

Total liabilities and stockholders' equity ...............................      $ 280,958,824   $ 282,574,771
                                                                                =============   =============

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                     For the Three Months        For the Twelve Months
                                                                      Ended December 31,           Ended December 31,
                                                                    ----------------------------------------------------
                                                                      2006          2005            2006           2005
                                                                     ------        ------          ------         ------
                                                                          (Unaudited)                   (Unaudited)
Interest income:
Interest and fees on loans .....................................      3,790,297     3,402,555    $ 14,860,438   $ 13,149,753
Interest and dividends on investments ..........................        488,149       488,357       2,105,962      1,678,220
Interest on mortgage-backed securities .........................         46,600        58,372         203,210        248,278
                                                                      ---------     ---------    ------------   ------------
Total interest income ..........................................      4,325,046     3,949,284      17,169,610     15,076,251
                                                                      ---------     ---------    ------------    -----------

Interest expense:
Interest on deposits ...........................................      1,443,304     1,203,963       5,436,798      4,338,631
Interest on borrowings .........................................        877,739       576,643       3,130,571      2,367,518
                                                                      ---------     ---------    ------------    -----------
Total interest expense .........................................      2,321,043     1,780,606       8,567,369      6,706,149
                                                                      ---------     ---------    ------------    -----------
Net interest income ............................................      2,004,005     2,168,680       8,602,241      8,370,102
Provision for loan losses ......................................        432,621       102,000         851,478        368,058
                                                                      ---------     ---------    ------------    -----------
Net interest income after provision for loan losses ............      1,571,384     2,066,680       7,750,763      8,002,044
                                                                      ---------     ---------    ------------    -----------
Non Interest income:
Service charges and other fees .................................        242,484       282,596       1,043,710      1,030,159
Mortgage banking activities ....................................        105,298        98,395         344,470        481,893
Gain on sale of available-for-sale investments .................         (1,123)            -         (44,688)        13,128
Net gain on sale of premises and equipment,
  real estate owned and other repossessed assets ...............          6,543       (18,252)          3,578        (44,863)
Other ..........................................................         22,880         6,691         102,671         37,403
Insurance & Brokerage Commissions ..............................        728,994       735,117       2,948,184      2,940,641
                                                                      ---------     ---------    ------------    -----------
Total other income .............................................      1,105,076     1,104,547       4,397,925      4,458,361
                                                                      ---------     ---------    ------------    -----------
Non interest expenses:
Compensation and employee benefits .............................      1,629,385     1,609,622       6,306,510      6,315,060
SAIF Insurance Premiums ........................................          5,752         6,170          24,082         24,980
Advertising ....................................................         73,127        63,274         270,763        196,693
Occupancy ......................................................        327,982       340,370       1,356,706      1,307,862
Amortization of intangible assets ..............................        124,880        94,529         499,522        330,564
Service Bureau Charges .........................................         91,772        87,879         363,614        349,943
Insurance & Brokerage Commission Expense .......................        261,723       280,817       1,061,720      1,169,281
Professional Services ..........................................        222,972        52,400         421,523        233,161
Donation to First Federal Community Foundation .................              -             -               -        679,940
Other  .........................................................        274,647       299,080       1,223,700      1,207,936
                                                                      ---------     ---------    ------------    -----------
Other expenses .................................................      3,012,240     2,834,141      11,528,142     11,815,420
                                                                      ---------     ---------    ------------    -----------
Income before income tax expense ...............................       (335,780)      337,086         620,546        644,985
Income tax expense .............................................       (162,028)      100,266         157,927        203,116
                                                                      ---------     ---------    ------------    -----------
Net income .....................................................     $ (173,752)  $   236,820    $    462,619   $    441,869
                                                                      =========     =========    ============    ===========
----------------------------------------------------------------------------------------------------------------------------
Per share data:
Basic earnings per share .......................................     $    (0.06)   $      0.08    $       0.15   $       0.14
Weighted average number of shares outstanding ..................      3,034,999      3,112,414       3,081,525      3,094,960
Diluted earnings per share .....................................     $    (0.06)   $      0.08    $       0.15   $       0.14
Weighted average number of shares outstanding,
  including dilutive stock options .............................      3,035,862      3,119,621       3,082,463      3,106,686
Dividends per common share .....................................     $    0.050    $     0.054    $      0.200   $      0.154
-----------------------------------------------------------------------------------------------------------------------------